Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

THIRD QUARTER 2014 RESULTS

Improved enrollment trends, continued strong profitability of the University group and execution against strategic plan key objectives positions the Company for continued progress in 2015

Schaumburg, Ill. (November 6, 2014) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the third quarter of 2014.

Third Quarter Highlights

•	Seventh consecutive quarter of sequential improvement in the decline of total student enrollments.

•	For the first time in over three years, Colorado Technical University (“CTU”) experienced revenue growth compared to the prior year quarter, driven by positive new student enrollment growth.

•	For the first time in over three years, Culinary Arts experienced revenue growth compared to the prior year quarter, driven by positive total student enrollment growth.

•	Revenue from ongoing operations, which excludes Transitional Schools, was down 3.9% to $219.6 million.

•	Lowered operating expenses by $26.7 million or 8.9% compared to the same quarter last year.

•

Ended the third quarter with $250.9 million in cash, cash equivalents and short-term investments and increased the borrowing capacity under the Company’s existing revolving credit facility from $70 million to $120 million with our existing lender.

•

Adjusted EBITDA from ongoing operations, which excludes Transitional Schools, improved nearly 7% to negative $15.0 million in the quarter, despite declines in revenue as compared to the prior year quarter.

“The results of our hard work to stabilize and transform Career Education were quite visible in this quarter’s results as we witnessed another period of solid sequential improvement across our organization,” said President and CEO Scott W. Steffey. “In particular our University group has delivered over $55 million in operating income over the last twelve months and is experiencing year-over-year fundamental new student growth which provides a strong base of support that anchors our future. We have reduced our operating expenses by over $84 million for the current year to date, surpassing our $75 million annual goal in just nine months. Further, we see numerous opportunities to continue to lower our cost base, while simultaneously improving our organization’s commitment to enroll, educate and place our students to succeed professionally in the future. We expect to be adjusted EBITDA positive in our ongoing operations for the fourth quarter of this year. Additionally, we will enter 2015 as a much stronger organization and we believe we are well positioned to achieve our objective of ongoing operations being adjusted EBITDA positive for the full year 2015.”

CEC ANNOUNCES 3Q14 RESULTS …PG 2

REVENUE

•	Total revenue was $227.5 million for the third quarter of 2014 compared to $244.2 million for the third quarter of 2013, a decline of 6.8%.

•

For ongoing operations, which excludes Transitional Schools, total revenue was $219.6 million for the third quarter of 2014 compared to $228.6 million for the third quarter of 2013, a decline of 3.9%, due to approximately 300 fewer total student enrollments. Both CTU and Culinary Arts grew revenue for the third quarter of 2014 as compared to the third quarter of 2013.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Revenue ($ in thousands)
CTU (1)	$82,410	$85,041	$86,920	$87,582	$82,185
AIU (2)	51,889	49,685	52,573	49,088	56,284
Total University Schools	134,299	134,726	139,493	136,670	138,469
Career Colleges	40,799	42,589	47,832	49,924	45,900
Culinary Arts	44,499	42,566	42,247	42,778	44,256
Total Career Schools	85,298	85,155	90,079	92,702	90,156
Corporate and Other	52	38	100	—	—

Total Ongoing Operations	219,649	219,919	229,672	229,372	228,625
Transitional Schools (3)	7,803	9,115	11,233	13,500	15,545
Total (4)	$227,452	$229,034	$240,905	$242,872	$244,170

(1)	Revenue of $0.5 million, $0.7 million, $0.9 million, $1.0 million and $1.0 million for each of the sequential quarters presented above beginning with the third quarter of 2014, respectively, are attributed to a campus in the process of being closed that is still reported within the CTU segment in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280 – Segment Reporting.

(2)	Revenue of $0.3 million, $0.4 million, $0.6 million, $0.7 million and $1.0 million for each of the sequential quarters presented above beginning with the third quarter of 2014, respectively, are attributed to a campus in the process of being closed that is still reported within the AIU segment in accordance with FASB ASC Topic 280 – Segment Reporting.

(3)	Campuses included in our Transitional Schools segment are currently being taught out and no longer enroll new students.

(4)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations or were sold and are considered distinct operations under FASB ASC Topic 205 – Presentation of Financial Statements.

CEC ANNOUNCES 3Q14 RESULTS…PG 3

TOTAL STUDENT ENROLLMENT

•

For ongoing operations, which excludes Transitional Schools, total student enrollment decreased 0.6% as of September 30, 2014 as compared to September 30, 2013. Culinary Arts reported total student enrollment growth of 26.3% as of September 30, 2014 as compared to September 30, 2013, as a result of the reintroduction of the Associate degree program which is a longer term program as compared to the Certificate program. Total student enrollments for ongoing operations increased 8.9% sequentially from the second quarter of 2014.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Total Student Enrollment
CTU (1)	19,800	19,800	20,600	20,800	20,500
AIU (2)	11,500	10,800	13,300	11,600	12,000
Total University Schools	31,300	30,600	33,900	32,400	32,500
Career Colleges	10,000	8,600	10,700	10,000	11,200
Culinary Arts	10,100	8,000	8,400	7,900	8,000
Total Career Schools	20,100	16,600	19,100	17,900	19,200

Total Ongoing Operations	51,400	47,200	53,000	50,300	51,700
Transitional Schools	1,300	1,800	2,300	2,800	3,500
Total	52,700	49,000	55,300	53,100	55,200

(1)	Total student enrollments of 100 for each of the third and second quarters of 2014 and 200 for each of the first quarter of 2014 and the fourth and third quarter of 2013 are attributed to a campus in the process of being closed that is still reported within the CTU segment in accordance with FASB ASC Topic 280 – Segment Reporting.

(2)	Total student enrollments of less than 100 for each of the third and second quarters of 2014, 100 for each of the first quarter of 2014 and fourth quarter of 2013 and 200 for the third quarter of 2013 are attributed to a campus in the process of being closed that is still reported within the AIU segment in accordance with FASB ASC Topic 280 – Segment Reporting.

CEC ANNOUNCES 3Q14 RESULTS…PG 4

NEW STUDENT ENROLLMENTS

•

For ongoing operations, which excludes Transitional Schools, new student enrollments increased 9.2% for the third quarter of 2014 compared to the prior year quarter. CTU, AIU and Culinary Arts each showed new student enrollment growth for the current quarter as compared to the prior year quarter. The new student enrollment growth of 14.5% for Culinary Arts is a result of timing of start dates in the prior year quarter as compared to the current year quarter. Excluding the impact of this shift in timing, new student enrollments would have declined 10.6% as compared to the prior year quarter for Culinary Arts.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
New Student Enrollments
CTU (1)	5,460	5,280	4,820	5,260	4,780
AIU (1)	3,300	2,010	5,900	2,520	2,880
Total University Schools	8,760	7,290	10,720	7,780	7,660
Career Colleges	3,150	1,580	2,780	1,550	3,430
Culinary Arts	4,180	1,890	2,300	2,010	3,650
Total Career Schools	7,330	3,470	5,080	3,560	7,080

Total Ongoing Operations	16,090	10,760	15,800	11,340	14,740
Transitional Schools (2)	140	80	220	170	600
Total	16,230	10,840	16,020	11,510	15,340

(1)	The increase in new student enrollments for the current quarter as compared to the prior year quarter is driven by both underlying positive performance trends and the implementation of a new student orientation process in the first quarter of 2014, which replaced our previously provided student readiness programs; this change impacts the way we calculate new student enrollments. This internal policy change had a positive impact on 2014 new student enrollments as compared to 2013.

(2)	Campuses within the Transitional Schools segment no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 3Q14 RESULTS …PG 5

OPERATING (LOSS) INCOME

•	Consolidated operating losses of $44.9 million for the third quarter of 2014 declined by $10.0 million compared to the third quarter of 2013.

•

For ongoing operations, which excludes Transitional Schools, operating losses improved by $11.3 million or 25.2% as compared to the prior year quarter, driven by reduced operating expenses and income recognized for a net insurance recovery of $8.6 million in the current year quarter as compared to the prior year quarter.

•

Within Career Colleges, increased asset impairment charges recorded during the third quarter of 2014 as compared to the prior year quarter drove the operating margin decline. Within Culinary Arts, favorability for the current quarter as compared to the prior year quarter was driven by higher asset impairment charges recorded during the prior year quarter.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Operating (Loss) Income ($ in thousands)
CTU	$10,698	$20,957	$14,481	$22,146	$9,615
AIU (1)	(4,194)	(1,331)	(3,583)	(3,793)	(5,930)
Total University Schools	6,504	19,626	10,898	18,353	3,685
Career Colleges (2)	(29,908)	(16,273)	(13,922)	(12,035)	(17,242)
Culinary Arts (3)	(12,602)	(19,772)	(18,046)	(28,409)	(23,655)
Total Career Schools	(42,510)	(36,045)	(31,968)	(40,444)	(40,897)
Corporate and Other (4)	2,528	(5,513)	(11,136)	(8,621)	(7,561)

Total Ongoing Operations	(33,478)	(21,932)	(32,206)	(30,712)	(44,773)

Transitional Schools	(11,390)	(9,642)	(8,259)	(12,944)	(10,099)
Total (5)	$(44,868)	$(31,574)	$(40,465)	$(43,656)	$(54,872)

(1)	Operating losses of $1.0 million, $0.9 million and $0.7 million for the third quarter of 2014, each of the quarters from the fourth quarter of 2013 through the second quarter of 2014 and the third quarter of 2013, respectively, are attributed to a campus in the process of being closed that is still reported within the AIU segment in accordance with FASB ASC Topic 280 – Segment Reporting.

(2)	Asset impairment charges of $12.8 million ($0.19 per diluted share) and $2.9 million ($0.03 per diluted share) were recorded during the third quarter of 2014 and fourth quarter of 2013, respectively.

(3)	Trade name impairment charges of $1.5 million ($0.02 per diluted share), $7.4 million ($0.11 per diluted share) and $10.7 million ($0.10 per diluted share) were recorded during the third quarter of 2014, second quarter of 2014 and third quarter of 2013, respectively.

(4)	Income related to a net insurance recovery of $8.6 million ($0.13 per diluted share) was recorded during the third quarter of 2014.

(5)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations or were sold and are considered distinct operations under FASB ASC Topic 205 – Presentation of Financial Statements.

CEC ANNOUNCES 3Q14 RESULTS …PG 6

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and is viewed as an important metric to how management views the business. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

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Adjusted EBITDA for ongoing operations, which excludes Transitional Schools, improved $1.1 million or 6.8% for the third quarter of 2014 as compared to the same quarter last year as revenue declines of $9.0 million were more than offset by reduced operating expenses.

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Adjusted EBITDA for Transitional Schools and Discontinued Operations was negative $15.4 million, an improvement of $8.8 million as compared to the third quarter of 2013 and a $3.3 million sequential improvement compared to the second quarter of 2014. This favorability is a result of the completion of teach-out campus operations and continued focus on exiting lease obligations once a teach-out is complete.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Adjusted EBITDA ($ in thousands)
Ongoing Operations:
Pre-tax loss from continuing operations	$(44,787)	$(31,984)	$(39,930)	$(43,458)	$(54,989)
Transitional Schools operating loss	11,390	9,642	8,259	12,944	10,099
Interest (income) expense, net	(120)	(177)	(25)	65	15
Loss (gain) on sale of business	—	—	—	(68)	39
Depreciation and amortization (1)	11,950	12,554	13,029	13,661	13,990
Stock-based compensation (1)	950	1,020	1,341	1,580	1,713
Legal settlements (1) (2)	—	1,600	5,850	17,000	300
Asset impairments (1)	14,396	7,403	74	3,050	11,513
Unused space charges (1) (3)	(226)	(879)	(606)	(2,924)	1,184
Insurance recovery	(8,588)	—	—	—	—
Adjusted EBITDA—Ongoing Operations (4)	$(15,035)	$(821)	$(12,008)	$1,850	$(16,136)
Adjusted EBITDA per diluted share	$(0.22)	$(0.01)	$(0.18)	$0.03	$(0.24)

Memo: Advertising Expenses (1)	$69,875	$56,224	$69,379	$56,077	$70,936

Transitional Schools and Discontinued Operations:
Pre-tax (loss) income from discontinued operations	$(2,065)	$(12,726)	$(17,993)	$117,272	$(21,712)
Transitional Schools operating loss	(11,390)	(9,642)	(8,259)	(12,944)	(10,099)
Loss (gain) on sale of business (5)	—	311	—	(130,109)	—
International Schools operating (income) loss	—	—	—	(11,434)	7,608
Interest (income) expense, net	—	—	—	(51)	(21)
Depreciation and amortization (5)	1,191	1,840	2,402	2,765	2,961
Legal settlements (2) (5)	225	—	—	—	—
Asset impairments (5)	89	51	(7)	3,933	72
Unused space charges (3) (5)	(3,485)	1,436	3,099	5,766	(3,092)
Adjusted EBITDA—Transitional and Discontinued Operations	$(15,435)	$(18,730)	$(20,758)	$(24,802)	$(24,283)
Adjusted EBITDA per diluted share	$(0.23)	$(0.28)	$(0.31)	$(0.37)	$(0.36)

(1)	Quarterly amounts relate to ongoing operations, excluding Transitional Schools.

(2)	Legal settlement amounts are net of insurance recoveries.

(3)	Unused space charges include initial charge and subsequent accretion.

(4)	Adjusted EBITDA amounts of -$1.0 million, -$0.9 million, -$0.8 million, -$0.8 million and -$0.6 million for each of the sequential quarters presented above beginning with the third quarter of 2014, respectively, are attributed to a campus in the process of being closed that is still reported within the AIU segment in accordance with FASB ASC Topic 280 - Segment Reporting.

(5)	Quarterly amounts relate to Transitional Schools and Discontinued Operations.

CEC ANNOUNCES 3Q14 RESULTS …PG 7

LOSS PER SHARE

•	Net loss per diluted share of -$0.71 and -$1.30 were reported for the third quarters of 2014 and 2013, respectively.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Loss Per Share (shares in thousands)
Loss per diluted share from continuing operations	$(0.68)	$(0.50)	$(0.60)	$(1.45)	$(0.52)
(Loss) income per diluted share from discontinued operations	(0.03)	(0.19)	(0.27)	0.99	(0.78)
Net loss per diluted share	$(0.71)	$(0.69)	$(0.87)	$(0.46)	$(1.30)

Diluted shares outstanding	67,209	67,157	66,994	66,916	66,849

BALANCE SHEET AND CASH FLOW

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Net cash used in operating activities increased to $101.1 million for the year to date ended September 30, 2014 compared to $77.8 million for the year to date ended September 30, 2013. This increase is driven primarily by the operating loss for the current year to date, legal settlement payments of approximately $21.6 million paid during the second quarter of 2014, as well as $6.3 million of cash payments during the current year to date related to early lease terminations.

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Net cash used in operating activities increased to $19.9 million for the current year quarter compared to $10.9 million in the prior year quarter primarily attributed to the prior year comparison including the seasonal impact of our International cash flow of approximately $27 million. The third quarter typically contained a seasonal peak in cash collections for that business that is not reflected in current year numbers as this business was sold in the fourth quarter of last year.

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Cash and Cash Flow from Operations ($ in thousands)
Consolidated Cash, Cash Equivalents and Short-term Investments (1)	$250,900	$274,617	$315,661	$363,099	$227,515
Cash Flow from Operations (2)	$(19,860)	$(45,865)	$(35,420)	$(7,962)	$(10,867)

(1)	Consolidated cash, cash equivalents and short-term investment balances are quarter end balances and include both continuing and discontinued operations.

(2)	Cash flow from operations includes payments of legal settlements of $21.6 million, $5.0 million and $10.7 million during the second quarter of 2014, fourth quarter of 2013 and third quarter of 2013, respectively.

CEC ANNOUNCES 3Q14 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, November 6, 2014 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 38261000. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 38261000.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

CEC’s institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate and bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. The Career Schools group offers career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Le Cordon Bleu North America (“LCB”), Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through its colleges, institutions and universities, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “anticipate,” “believe,” “intend,” “will,” “continue to” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions, and we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. Risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility and student loan default rate standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; changes in the real estate leasing market and the success of our efforts to lower our ongoing lease obligations; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 3Q14 RESULTS …PG 9

CONTACT

Investors:	Chris Hodges or Sam Gibbons

Alpha IR Group

(312) 445-2870

CECO@alpha-ir.com

Media:	Mark Spencer

Director, Corporate Communications

(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2014 (1)	December 31, 2013 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$126,926	$318,468
Restricted cash	13,238	12,564
Short-term investments	110,734	31,592

Total cash and cash equivalents and short-term investments	250,898	362,624

Student receivables, net	32,463	33,530
Receivables, other, net	18,516	27,336
Prepaid expenses	20,297	19,649
Inventories	5,192	6,586
Deferred income tax assets, net	3,606	3,606
Other current assets	4,719	3,445
Assets of discontinued operations	604	3,241

Total current assets	336,295	460,017

NON-CURRENT ASSETS:
Property and equipment, net	138,248	179,835
Goodwill	87,356	87,356
Intangible assets, net	29,062	40,117
Student receivables, net	4,235	5,179
Deferred income tax assets, net	10,644	10,644
Other assets, net	17,167	17,834
Assets of discontinued operations	1,029	4,063

TOTAL ASSETS	$624,036	$805,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,660	$24,477
Accrued expenses:
Payroll and related benefits	34,035	34,160
Advertising and production costs	25,472	17,585
Income taxes	1,506	14,994
Other	26,722	40,609
Deferred tuition revenue	60,241	59,967
Liabilities of discontinued operations	16,014	15,640

Total current liabilities	193,650	207,432

NON-CURRENT LIABILITIES:
Deferred rent obligations	70,578	77,280
Other liabilities	25,695	27,553
Liabilities of discontinued operations	28,429	37,396

Total non-current liabilities	124,702	142,229

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	821	819
Additional paid-in capital	604,789	600,904
Accumulated other comprehensive loss	(746)	(503)
Retained (deficit) earnings	(84,017)	68,658
Cost of shares in treasury	(215,163)	(214,494)

Total stockholders’ equity	305,684	455,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$624,036	$805,045

(1)	During the third quarter of 2014, the Company completed the teach-out of three Transitional Schools. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$225,626	99.2%	$240,261	98.4%
Other	1,826	0.8%	3,909	1.6%

Total revenue	227,452		244,170

OPERATING EXPENSES:
Educational services and facilities	82,892	36.4%	90,308	37.0%
General and administrative	161,897	71.2%	181,688	74.4%
Depreciation and amortization	13,070	5.7%	15,461	6.3%
Asset impairment	14,461	6.4%	11,585	4.7%

Total operating expenses	272,320	119.7%	299,042	122.5%

Operating loss	(44,868)	-19.7%	(54,872)	-22.5%

OTHER INCOME (EXPENSE):
Interest income	223	0.1%	194	0.1%
Interest expense	(103)	0.0%	(209)	-0.1%
Loss on sale of business	—	0.0%	(39)	0.0%
Miscellaneous expense	(39)	0.0%	(63)	0.0%

Total other income (expense)	81	0.0%	(117)	0.0%

PRETAX LOSS	(44,787)	-19.7%	(54,989)	-22.5%
Provision for (benefit from) income taxes	1,116	0.5%	(20,087)	-8.2%

LOSS FROM CONTINUING OPERATIONS	(45,903)	-20.2%	(34,902)	-14.3%
Loss from discontinued operations, net of tax	(2,065)	-0.9%	(52,162)	-21.4%

NET LOSS	(47,968)	-21.1%	(87,064)	-35.7%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	—		6,474
Unrealized (losses) gains on investments	(108)		36

Total other comprehensive (loss) income	(108)		6,510

COMPREHENSIVE LOSS	$(48,076)		$(80,554)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.68)		$(0.52)
Loss from discontinued operations	(0.03)		(0.78)

Net loss per share	$(0.71)		$(1.30)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	67,209		66,849

(1)	During the third quarter of 2014, the Company completed the teach-out of three Transitional Schools. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$690,588	99.0%	$767,243	98.7%
Other	6,803	1.0%	10,446	1.3%

Total revenue	697,391		777,689

OPERATING EXPENSES:
Educational services and facilities	243,690	34.9%	276,487	35.6%
General and administrative	507,607	72.8%	559,591	72.0%
Depreciation and amortization	41,063	5.9%	47,410	6.1%
Asset impairment	21,938	3.1%	15,668	2.0%

Total operating expenses	814,298	116.8%	899,156	115.6%

Operating loss	(116,907)	-16.8%	(121,467)	-15.6%

OTHER INCOME (EXPENSE):
Interest income	614	0.1%	1,199	0.2%
Interest expense	(292)	0.0%	(1,127)	-0.1%
Loss on sale of business	—	0.0%	(6,973)	-0.9%
Miscellaneous expense	(116)	0.0%	(62)	0.0%

Total other income (expense)	206	0.0%	(6,963)	-0.9%

PRETAX LOSS	(116,701)	-16.7%	(128,430)	-16.5%
Provision for (benefit from) income taxes	3,190	0.5%	(55,964)	-7.2%

LOSS FROM CONTINUING OPERATIONS	(119,891)	-17.2%	(72,466)	-9.3%
Loss from discontinued operations, net of tax	(32,784)	-4.7%	(61,191)	-7.9%

NET LOSS	(152,675)	-21.9%	(133,657)	-17.2%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	—		7,542
Unrealized (losses) gains on investments	(243)		41

Total other comprehensive (loss) income	(243)		7,583

COMPREHENSIVE LOSS	$(152,918)		$(126,074)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(1.79)		$(1.09)
Loss from discontinued operations	(0.48)		(0.91)

Net loss per share	$(2.27)		$(2.00)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	67,121		66,663

(1)	During 2014, the Company completed the teach-out of twenty campuses; three in the third quarter of 2014. In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(152,675)	$(133,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Asset impairment	22,006	15,708
Depreciation and amortization expense	42,966	56,619
Bad debt expense	19,107	22,028
Compensation expense related to share-based awards	3,311	5,119
Loss on sale of businesses, net	311	6,973
Loss on disposition of property and equipment	32	103
Changes in operating assets and liabilities	(36,203)	(50,735)

Net cash used in operating activities	(101,145)	(77,842)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(131,487)	(40,842)
Sales of available-for-sale investments	51,540	52,485
Purchases of property and equipment	(10,558)	(16,602)
Payments of cash upon sale of businesses	(387)	(2,525)
Other	—	31

Net cash used in investing activities	(90,892)	(7,453)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	575	792
Payment on borrowings	—	(80,000)
Change in restricted cash	(674)	85,314
Payments of capital lease obligations	—	(210)

Net cash (used in) provided by financing activities	(99)	5,896

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	121	1,518

NET DECREASE IN CASH AND CASH EQUIVALENTS	(192,015)	(77,881)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	475	128,207
Less: Cash balance of discontinued operations, end of the period	2	133,098
CASH AND CASH EQUIVALENTS, beginning of the period	318,468	112,415

CASH AND CASH EQUIVALENTS, end of the period	$126,926	$29,643

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2014	2013
REVENUE:
CTU	$82,410	$82,185
AIU	51,889	56,284

Total University Schools	134,299	138,469

Career Colleges (1)	40,799	45,900
Culinary Arts	44,499	44,256

Total Career Schools	85,298	90,156

Corporate and Other	52	—

Subtotal	219,649	228,625
Transitional Schools (1) (2)	7,803	15,545

Total	$227,452	$244,170

OPERATING (LOSS) INCOME:
CTU	$10,698	$9,615
AIU	(4,194)	(5,930)

Total University Schools	6,504	3,685

Career Colleges (1) (3)	(29,908)	(17,242)
Culinary Arts (4)	(12,602)	(23,655)

Total Career Schools	(42,510)	(40,897)

Corporate and Other (5)	2,528	(7,561)

Subtotal	(33,478)	(44,773)
Transitional Schools (1) (2)	(11,390)	(10,099)

Total	$(44,868)	$(54,872)

OPERATING (LOSS) MARGIN:
CTU	13.0%	11.7%
AIU	-8.1%	-10.5%
Total University Schools	4.8%	2.7%
Career Colleges (1) (3)	-73.3%	-37.6%
Culinary Arts (4)	-28.3%	-53.5%
Total Career Schools	-49.8%	-45.4%
Corporate and Other (5)	NM	NM
Subtotal	-15.2%	-19.6%
Transitional Schools (1) (2)	-146.0%	-65.0%
Total	-19.7%	-22.5%

(1)	The Company announced the teach-out of three additional campuses during the third quarter of 2014. As a result, prior period results have been recast to report the schools being taught out within the Transitional Schools segment.

(2)	During the third quarter of 2014, the Company completed the teach-out of three Transitional Schools. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

(3)	The third quarter of 2014 expenses include $11.3 million of fixed asset impairment charges and a $1.5 million trade name impairment charge.

(4)	The third quarters of 2014 and 2013 expenses include an $1.5 million and $10.7 million trade name impairment charge, respectively.

(5)	The operating income for the third quarter of 2014 includes an $8.6 million insurance recovery.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2014	2013
REVENUE:
CTU (1)	$254,371	$258,504
AIU	154,147	182,518

Total University Schools	408,518	441,022

Career Colleges (1) (2)	131,220	147,065
Culinary Arts	129,312	134,771

Total Career Schools	260,532	281,836

Corporate and Other	190	—

Subtotal	669,240	722,858
Transitional Schools (1) (2)	28,151	54,831

Total	$697,391	$777,689

OPERATING (LOSS) INCOME:
CTU (1)	$46,136	$42,932
AIU	(9,108)	(1,763)

Total University Schools	37,028	41,169

Career Colleges (1) (2) (3)	(60,103)	(56,617)
Culinary Arts (4)	(50,420)	(52,809)

Total Career Schools	(110,523)	(109,426)

Corporate and Other (5)	(14,121)	(24,979)

Subtotal	(87,616)	(93,236)
Transitional Schools (1) (2)	(29,291)	(28,231)

Total	$(116,907)	$(121,467)

OPERATING (LOSS) MARGIN:
CTU (1)	18.1%	16.6%
AIU	-5.9%	-1.0%
Total University Schools	9.1%	9.3%
Career Colleges (1) (2) (3)	-45.8%	-38.5%
Culinary Arts (4)	-39.0%	-39.2%
Total Career Schools	-42.4%	-38.8%
Corporate and Other (5)	NM	NM
Subtotal	-13.1%	-12.9%
Transitional Schools (1) (2)	-104.0%	-51.5%
Total	-16.8%	-15.6%

(1)	During 2014, the Company completed the teach-out of twenty campuses; three in the third quarter. In addition, the Company sold Everblue Training Institute (Career Colleges segment) and Sanford-Brown Pittsburgh (Transitional Schools segment). As a result, all current and prior periods reflect these campuses as components of discontinued operations.

(2)	The Company announced the teach-out of three additional campuses. As a result, all current and prior periods reflect these campuses within the Transitional Schools segment.

(3)	Year to date 2014 expenses include $11.3 million of fixed asset impairment charges and a $1.5 million trade name impairment charge. Year to date 2013 expenses include $8.6 million of legal settlements and a $1.7 million trade name impairment charge.

(4)	Year to date 2014 and 2013 expenses include an $8.9 million and $13.0 million trade name impairment charge, respectively.

(5)	The operating income for the year to date ended September 30, 2014 includes an $8.6 million insurance recovery.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, except per share amounts)

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Adjusted EBITDA
Ongoing Operations:
Pre-tax loss from continuing operations	$(44,787)	$(31,984)	$(39,930)	$(43,458)	$(54,989)
Transitional Schools operating loss	11,390	9,642	8,259	12,944	10,099
Interest (income) expense, net	(120)	(177)	(25)	65	15
Loss (gain) on sale of business	—	—	—	(68)	39
Depreciation and amortization (3)	11,950	12,554	13,029	13,661	13,990
Stock-based compensation (3)	950	1,020	1,341	1,580	1,713
Legal settlements (3) (4)	—	1,600	5,850	17,000	300
Asset impairments (3) (5)	14,396	7,403	74	3,050	11,513
Unused space charges (3) (6)	(226)	(879)	(606)	(2,924)	1,184
Insurance recovery	(8,588)	—	—	—	—
Adjusted EBITDA—Ongoing Operations (2)	$(15,035)	$(821)	$(12,008)	$1,850	$(16,136)
Adjusted EBITDA per diluted share	$(0.22)	$(0.01)	$(0.18)	$0.03	$(0.24)

Memo: Advertising Expenses (3)	$69,875	$56,224	$69,379	$56,077	$70,936

Transitional Schools and Discontinued Operations:
Pre-tax (loss) income from discontinued operations	$(2,065)	$(12,726)	$(17,993)	$117,272	$(21,712)
Transitional Schools operating loss	(11,390)	(9,642)	(8,259)	(12,944)	(10,099)
Loss (gain) on sale of business (8)	—	311	—	(130,109)	—
International Schools operating (income) loss (7)	—	—	—	(11,434)	7,608
Interest (income) expense, net	—	—	—	(51)	(21)
Depreciation and amortization (8)	1,191	1,840	2,402	2,765	2,961
Legal settlements (8)	225	—	—	—	—
Asset impairments (8)	89	51	(7)	3,933	72
Unused space charges (6) (8)	(3,485)	1,436	3,099	5,766	(3,092)
Adjusted EBITDA—Transitional and Discontinued Operations (2)	$(15,435)	$(18,730)	$(20,758)	$(24,802)	$(24,283)
Adjusted EBITDA per diluted share	$(0.23)	$(0.28)	$(0.31)	$(0.37)	$(0.36)

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its ongoing operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its ongoing operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Management assesses results of operations for ongoing operations, which excludes Transitional Schools, separately from Transitional Schools. As schools within the Transitional Schools segment are fully taught-out, these schools will be recast as components of Discontinued Operations. As a result, management views adjusted EBITDA from ongoing operations separately from Transitional Schools and Discontinued Operations to assess results and make decisions. Accordingly, Transitional Schools operating loss is added back to pre-tax loss from continuing operations and subtracted from pre-tax loss from discontinued operations.

(3)	Quarterly amounts relate to ongoing operations, which excludes Transitional Schools.

(4)	Legal settlement amounts are net of insurance recoveries and are recorded within the following segments:

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
CTU	$—	$—	$(900)	$1,300	$—
Career Colleges	—	—	—	200	300
Culinary Arts	—	2,000	3,000	15,500	—
Corporate & Other	—	(400)	3,750	—	—
Total	$—	$1,600	$5,850	$17,000	$300

(5)	Asset impairments primarily relate to impairment charges within Culinary Arts of $1.5 million, $7.4 million and $10.7 million which were recorded during the third quarter of 2014, second quarter of 2014 and third quarter of 2013, respectively, and within Career Colleges of $12.8 million and $2.9 million recorded during the third quarter of 2014 and fourth quarter of 2013, respectively.

(6)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.

(7)	The International Schools segment was sold during the fourth quarter of 2013. As such, management excludes operations from the International Schools when assessing results and trends of Transitional Schools and Discontinued Operations.

(8)	Quarterly amounts relate to Transitional Schools and Discontinued Operations, excluding International.